 Date:                                     December 4, 2015
Contact:                                Gary S. Olson, President & CEO
Corporate Office:                  200 Palmer Street
                                                Stroudsburg, Pennsylvania 18360
Telephone:                            (570) 421-0531

ESSA Bancorp, Inc. Completes Acquisition of Eagle National Bancorp, Inc.

STROUDSBURG, PA., December 4, 2015 — ESSA Bancorp, Inc. (“ESSA Bancorp”) (NASDAQ Global Select Market SM: ESSA) today announced that its acquisition of Eagle National Bancorp, Inc. (“ENB”) and its wholly owned subsidiary, Eagle National Bank, was completed on December 4, 2015 through an all-cash transaction.

Under the terms of the merger agreement, stockholders of ENB will receive $5.80 per share or an aggregate of approximately $24.7 million.  The merger is expected to be immediately accretive to ESSA Bancorp’s earnings, excluding transaction related expenses.

Eagle National Bank, which operated five full-service banking facilities in Chester and Delaware counties spanning the western suburbs of Philadelphia, has been merged with and into ESSA Bancorp’s wholly-owned subsidiary, ESSA Bank & Trust.  As of September 30, 2015, Eagle National Bank reported assets of $185.0 million, total loans of $127.5 million, and total deposits of $157.5 million.  ESSA Bank & Trust is a $1.8 billion asset institution following the acquisition and provides a full range of commercial and retail banking products, insurance, investment, and trust services from 30 locations in eastern Pennsylvania.

Gary O. Olson, President and CEO of ESSA Bancorp commented, “We are excited to welcome Eagle National Bank’s customers and employees to ESSA Bank.  We believe Eagle National Bank’s customers will quickly gain confidence in our capabilities and benefit from our expanded suite of products and services. This acquisition increases our commercial presence and creates a tremendous opportunity for us in the suburban Philadelphia market.”

RP Financial, LC served as financial advisor to ESSA and rendered a fairness opinion in connection with the transaction and Luse Gorman, PC served as legal counsel to ESSA.  Ambassador Financial Group, Inc. served as financial advisor to ENB and rendered a fairness opinion.  Fox Rothschild LLP served as legal counsel to ENB.

About the Company: ESSA Bancorp, Inc. is the holding company for its wholly-owned subsidiary, ESSA Bank & Trust, which was formed in 1916.  Headquartered in Stroudsburg, Pennsylvania, the Company has total assets of approximately $1.8 billion and 30 community offices throughout the Greater Pocono, Lehigh Valley, Scranton/Wilkes-Barre, and western Philadelphia suburbs in Pennsylvania.  ESSA Bank & Trust offers a full range of commercial and retail financial services, financial advisory, insurance, and asset management capabilities.  ESSA Bancorp Inc. stock trades on the NASDAQ Global Market (SM) under the symbol “ESSA”.

Corporate Center:  200 Palmer Street  PO Box L  Stroudsburg, PA 18360-0160  570-421-0531   Fax: 570-421-7158

Forward-Looking Statements

Certain statements contained herein are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “estimate,” “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of those terms. Forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, those related to the economic environment, particularly in the market areas in which the Company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including compliance costs and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity, and the Risk Factors disclosed in our annual and quarterly reports.

The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed above could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake and specifically declines any obligation to publicly release the result of any revisions, that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.